Exhibit 10.1

Notice of Grant of Restricted Stock Units And Restricted Stock Unit Agreement – Employee	MTS SYSTEMS CORPORATION ID: 41-0908057 14000 Technology Drive Eden Prairie, MN 55344
«First» «MI» «Last» «Address» «M_2nd_Line» «City» «Rg» «Postal_code»	Award Number: Plan: ID:	«Number» 2006 «ID»

Effective «Grant_date», you have been granted «Shares» Restricted Stock Units, representing the right to receive shares of MTS SYSTEMS CORPORATION (the Company) stock pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), subject to vesting of the Units as set forth below.

Units under this Grant will vest on the dates shown below, and are subject to earlier vesting as described below:

Number of Units	Vesting Date
«SharesY1»	«DateY1»
«SharesY2»	«DateY2»
«SharesY2»	«DateY3»

By accepting this grant via your signature below, you and the Company agree that the Restricted Stock Units evidenced by this Restricted Stock Unit Agreement are subject to the following:

A.

This Agreement, the Units, and the Shares issuable upon the vesting of the Units are governed by all the terms, provisions and conditions set forth in the Company’s 2006 Stock Incentive Plan and by Uniform Terms and Conditions Applicable to Restricted Stock Grants (Employee) adopted by the Board of Directors of the Company, which are incorporated herein. This electronic document and your acceptance are the only evidence of this grant and no paper copy will be sent to you to evidence the grant and your acceptance.

B.

Neither the Plan nor this Agreement confers any right with respect to continuance of your services to the Company or any of its subsidiaries nor restricts your right to terminate services to the Company at any time.

C.	Vesting of the Units shall occur earlier than set forth above in accordance with the conditions set forth in the Uniform Terms and Conditions Applicable to Restricted Stock Unit Grants (Employee).
D.

The Company may amend or terminate the Plan and this Agreement at any time, provided that no such action shall impair any rights that have accrued at the time of amendment or termination without your consent.

«Grant_date»
MTS SYSTEMS CORPORATION	Date